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                                                                  EXHIBIT 10.26

F. ROBERT TIDDENS
                                                      8360 East Hinsdale Avenue
                                                           Englewood, CO  80112

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Phone 303-779-3681
Fax 978-438-0629
Email:  rtiddensshorco@att.net


                                    AGREEMENT

April 29, 1999

Colorado Wyoming Reserve Company
751 Horizon Ct. Ste. # 205
Grand Junction, CO 881506

Gentlemen:

Pursuant to that certain Merger Agreement (The Agreement) dated February 6, 1998, between Shoreline Resource Company, Inc. (Shorco), and Colorado Wyoming Reserve Company (CWYR), said Agreement provided for a $54,000.00 retainer fee to be paid to F. Robert Tiddens, the President of Shorco, as additional consideration of The Agreement. Due to a limited budget, it has been determined that a reduction in this retainer fee will be in the best interest of the shareholders of CWYR and will assist in preserving capital for the continued operation of the Company.

Therefor, it is agreed that the undersigned will reduce this fee to $27,000.00 payable five (5) days from acceptance hereof, which will represent payment in full and satisfaction of all provisions under The Agreement subject to the following additional conditions:

1. Due to the aforementioned limited budget, it will be necessary to solicit an industry partner to engage the proposed 3 dimensional seismic survey and potential drilling partner in the Paradox Basin Project in San Juan County, UT.
F. Robert Tiddens will offer his industry expertise and contacts to seek such partner for the sum of $40.00 per hour plus reasonable expenses. Said service will be invoiced bi-monthly and shall be due and payable five (5) days from invoice.

2. In addition, should the undersigned or anyone else involved in the team soliciting a partner for the Paradox Project be successful in consummating a sharing arrangement, defined herein as any arrangement that will significantly enhance the value of the Paradox Project such as a seismic survey and/or a drilling commitment, an Overriding Royalty of 1% of 8/8ths shall be assigned to
F. Robert Tiddens under all acreage subject to any agreement thereof. In addition, in the case of a sale, merger and or financing arrangement of CWYR, said Overriding Royalty shall also apply if the undersigned contributes a significant amount of time and effort initiating and/or consummating said transaction.


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If the foregoing terms are acceptable, please sign in the space provided below, forwarding the enclosed extra copy to the undersigned within five (5) days of receipt hereof.

Sincerely,


/S/ F. ROBERT TIDDENS

F. Robert Tiddens and Shoreline Resources Company, Inc.

Agreed to and Accepted,
Colorado Wyoming Reserve Company


By:/S/KIM M. FUERST

CC:  Trinity Petroleum Management, LLC